REPORT OF INDEPENDENT ACCOUNTANTS
TO ACCOMPANY FORM N-SAR
____

To the Trustees of Fidelity Charles Street Trust:

	In planning and performing our audits of the financial statements and financial highlights (hereafter referred to as "financial statements") of the Funds of
 Fidelity Charles Street Trust: Fidelity Asset Manager, Fidelity Asset
 Manager: Income, Fidelity Asset Manager: Growth, and Spartan Investment
 Grade Bond Fund for the year ended September 30, 1999 we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose

	The management of the Trust is responsible for establishing and maintaining internal control.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.  Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

	Because of inherent limitations in internal control, misstatements due to errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

	Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that misstatements due to errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
 However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 1999.

	This report is intended solely for the information and use of management and the Trustees of the Trust and the Securities and Exchange Commission.




		PricewaterhouseCoopers LLP

Boston, Massachusetts
November 8, 1999